Exhibit 10.12

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 6 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

FURTHER, UPON THE REQUEST OF THE COMPANY OR THE UNDERWRITERS, THE SECURITIES REPRESENTED BY THIS WARRANT MAY NOT BE SOLD, SHORT SOLD, LOANED, MADE SUBJECT TO AN OPTION TO PURCHASE SUCH SECURITIES OR OTHERWISE DISPOSED OF FOR A PERIOD NOT TO EXCEED 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT FILED BY THE COMPANY FOR ITS INITIAL PUBLIC OFFERING, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY OR THE UNDERWRITERS.

Warrant No. 4	Date: July 6, 2015

WARRANT TO PURCHASE

COMMON STOCK OF

ACCOLADE, INC.

THIS WARRANT CERTIFIES THAT, for value received, the receipt and sufficiency of which are hereby acknowledged, Comcast Alpha Holdings, Inc., a Delaware corporation, or its registered assigns (as the case may be, “Holder”), is entitled, subject to the terms and conditions set forth herein, to purchase from Accolade, Inc., a Delaware corporation (the “Company”), one million (1,000,000) validly issued, fully-paid and non-assessable shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), subject to vesting and adjustment as provided herein, at a purchase price equal to $2.75 per share (the “Warrant Price”), subject to adjustment as provided herein, at any time and from time to time on or before April 1, 2020 (the “Expiration Date”), subject to earlier termination as provided herein.

RECITALS

1.                                      This Warrant is being issued pursuant to Section 16 of that certain Amended and Restated Services Agreement dated June 29, 2015 by and between the Company and an Affiliate of the Holder (the “Services Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Services Agreement.

2.                                      The term “Warrant” as used herein shall mean this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth above and herein contained, the Company hereby issues this Warrant to Holder, and the parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1                              VESTING.

1.1                               Vested Shares. As of any date on which Holder elects to exercise all or a portion of this Warrant, Holder shall be entitled to purchase up to that number of Vested Shares (as defined below) at a purchase price per Share equal to the Warrant Price, subject to the provisions and upon the terms and conditions set forth in this Warrant.

1.2                               Vesting Schedule. The number of Shares which Holder is at any time entitled to purchase hereunder (the “Vested Shares”) shall equal:

1.2.1                     From and after the date hereof, twenty percent (20%) of the Shares; plus

1.2.2                     From and after April 1, 2016, an additional twenty percent (20%) of the Shares, provided that Accolade Core Revenues, calculated for the year ended December 31, 2015, equal or exceed $13.20 PMPM;plus

1.2.3                     From and after April 1, 2017, an additional twenty percent (20%) of the Shares, provided that Accolade Core Revenues, calculated for the year ended December 31, 2016, equal or exceed $ 12.90 PMPM; plus

1.2.4                     From and after April 1, 2018, an additional twenty percent (20%) of the Shares, provided that Accolade Core Revenues, calculated for the year ended December 31, 2017, equal or exceed $12.90 PMPM; plus

1.2.5                     From and after April 1, 2019, an additional twenty percent (20%) of the Shares, provided that Accolade Core Revenues, calculated for the year ended December 31, 2018, equal or exceed $12.90 PMPM.

For purposes of this Warrant:

(a)                                 Each date referenced in the foregoing Sections 1.2.1 through 1.2.5 (inclusive) is referred to herein as a “Vesting Date”.

(b)                                 “Accolade Core Revenues” shall mean, for any given year, the annual Base Fee for that year plus the Incentive Payments earned for that year less Penalties for

Performance Guarantees incurred in that year, all expressed on a PMPM basis. For the sake of clarity, Accolade Core Revenues shall not include any payments made to Company pursuant to Schedule C to the Services Agreement (Service Management), or any schedule that amends, substitutes or replaces such Schedule C. Each capitalized term used in this definition is used as defined in the Services Agreement.

(c)                                  In the event that Accolade is unable to calculate Accolade Core Revenues by the Vesting Date, Accolade shall make such calculation within forty-five (45) days thereafter, and such determination of Accolade Core Revenues shall be retroactive to the Vesting Date.

(d)                                 For the avoidance of doubt, the vesting of the Shares attributable to any particular Vesting Date shall be independent of the vesting of the Shares attributable to any other Vesting Date, such that (i) Shares shall become Vested Shares as of the applicable Vesting Date if the applicable Accolade Core Revenues threshold is achieved even if the Shares attributable to a prior or subsequent Vesting Date did or do not become Vested Shares because the applicable Accolade Core Revenues threshold attributable to such Shares was or is not achieved and (ii) if Accolade Core Revenues exceed the applicable Accolade Core Revenues threshold in any given calendar year, such excess amount may not be carried backward or forward to prior or subsequent calendar years in which the applicable Accolade Core Revenues threshold was not or is not achieved.

1.3                               Vesting Example. For purposes of clarification, Holder may exercise this Warrant from time to time, in whole or in part, and if Holder exercises this Warrant with respect to all or any portion of the Vested Shares, such exercise shall not affect the continued vesting of the balance of the Shares as provided above. For illustration purposes only, if twenty percent (20%) of the Shares become Vested Shares on the first Vesting Date and Holder exercises this Warrant with respect to all of those Vested Shares, Holder shall be entitled to exercise this Warrant with respect to an additional twenty percent (20%) of the Shares from and after the next Vesting Date if those Shares become Vested Shares on such Vesting Date, and so on until the full exercise, expiration or termination of this Warrant.

ARTICLE 2                              EXERCISE.

2.1                               Method of Exercise. Subject to Article 1, Holder may from time to time exercise this Warrant, in whole or in part, by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 2.2, Holder shall also deliver to the Company a check or wire transfer (to an account designated by the Company) for the aggregate Warrant Price for the Vested Shares being purchased.

2.2                               Conversion Right. In lieu of exercising this Warrant as specified in Section 2.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate Fair Market Value of the Vested Shares

(or other securities, cash or property otherwise issuable upon exercise of this Warrant) as to which this Warrant is being so converted minus the aggregate Warrant Price for such Vested Shares, by (b) the Fair Market Value of one Share (or the other securities, cash or property otherwise issuable upon exercise of this Warrant with respect to one Share). The Fair Market Value of the Shares shall be determined pursuant to Section 2.3. For the avoidance of doubt, any reference herein to the “exercise” of this Warrant shall include a conversion of this Warrant pursuant to this Section 2.2. If Holder has not exercised this Warrant on or prior to the Expiration Date, then immediately prior to the expiration of this Warrant on the Expiration Date (or any earlier termination of this Warrant as provided herein), this Warrant shall be deemed to have been converted automatically, and without any action by the Holder, pursuant to this Section 2.2.

2.3                               Fair Market Value. The fair market value (the “Fair Market Value”) of a Share (or other securities, cash or property otherwise issuable upon exercise of this Warrant) shall be determined as of the applicable date by the Board of Directors of the Company in good faith.

2.4                               Delivery of Certificate and New Warrant. Promptly after Holder exercises this Warrant and, if applicable, the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised and has not expired, a new Warrant representing the Shares not so acquired.

2.5                               Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

2.6                               Treatment of Warrant Upon Acquisition of Company and Upon Initial Public Offering.

2.6.1                     Acquisition of Company. Upon the closing of an Acquisition (as defined below):

(a)                                 if, as of such closing of the Acquisition, (i) the Services Agreement has not been terminated (and is not terminated in connection with the Acquisition) or the Services Agreement has been terminated (or is terminated in connection with the Acquisition) but Holder and the Company or the surviving entity or acquiring party in the Acquisition (as the case may be, the “Acquiring Party”), or any of their respective Affiliates, have entered into an agreement that is similar in nature to the Services Agreement (whether before or in connection with the Acquisition), and (ii) all or any portion of this Warrant remains unvested, then, subject to Section 2.6.1(c) below, either (A) this Warrant shall continue in accordance with its terms (including the vesting of additional Shares in accordance with Article 1) and shall become an obligation of the Acquiring Party, exercisable for the type and amount of securities, cash or other property of Acquiring Party as determined pursuant to Section 3.4, or (B) all Shares that remain unvested under this Warrant shall become Vested Shares immediately but Holder shall be required to exercise this Warrant at any time at or prior to the closing of the Acquisition (and thereby participate in the Acquisition as a holder of any Shares issuable upon such exercise of this Warrant), whereupon this Warrant shall terminate; or

(b)                                 if, as of such closing of the Acquisition, (i) the Services Agreement has been terminated (or is terminated in connection with the Acquisition) and Holder and the Company or the Acquiring Party, or any of their respective Affiliates, have not entered into an agreement that is similar in nature to the Services Agreement (whether before or in connection with the Acquisition) or (ii) no portion of this Warrant remains unvested, then, subject to Section 2.6.1(c) below, either (A) this Warrant shall continue in accordance with its terms (which shall not include any additional vesting hereunder, except as otherwise provided in Section 2.7) and shall become an obligation of the Acquiring Party, exercisable for the type and amount of securities, cash or other property of Acquiring Party as determined pursuant to Section 3.4, or (B) Holder shall be required to exercise this Warrant at any time at or prior to the closing of the Acquisition (and thereby participate in the Acquisition as a holder of any Shares issuable upon such exercise of this Warrant) with the number of Vested Shares being calculated in accordance with Section 2.7, whereupon this Warrant shall terminate.

(c)                                  The Acquiring Party shall elect either to assume this Warrant as specified in clause (A) of Section 2.6.1(a) or Section 2.6.1(b), as applicable, or for Holder to be required to exercise this Warrant as specified in clause (B) of Section 2.6.1(a) or Section 2.6.1(b), as applicable. The Company shall provide Holder with written notice of any proposed Acquisition and the Acquiring Party’s election as to the treatment of this Warrant at least 10 days prior to the closing of the Acquisition. If (i) the Company (x) affirmatively and timely notifies Holder that the Acquiring Party is not assuming this Warrant as specified in clause (A) of Section 2.6.1(a) or Section 2.6.1(b), as applicable, or (y) fails to affirmatively and timely notify Holder of the Acquiring Party’s election between clause (A) and clause (B) of Section 2.6.1(a) or Section 2.6.1(b), as applicable, and (ii) Holder has not exercised this Warrant on or prior to the closing of the Acquisition, then this Warrant shall be deemed to have been converted automatically for the number of Shares specified in Section 2.6.1(a) or Section 2.6.1(b), as applicable, as provided in the last sentence of Section 2.2 immediately prior to the closing of the Acquisition.

For the purpose of this Warrant, “Acquisition” means (A) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Accretive II, L.P., any of its Affiliates, the Company or any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the

Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of either (1) the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board or (2) the then outstanding shares of Common Stock on an as-converted basis; or (B) the stockholders of the Company shall approve (1) any consolidation or merger of the Company where the stockholders of the Company immediately prior to the consolidation or merger would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of the voting shares of the Company or the acquirer issuing cash or securities in the consolidation or merger (or of its ultimate parent company, if any), (2) any sale, lease, exclusive license, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (3) any plan or proposal for the liquidation or dissolution of the Company.

2.6.2                     Initial Public Offering. The consummation by the Company of an initial public offering (“IPO”) of its Common Stock in a bona fide underwriting pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), shall not have any effect on this Warrant, but rather this Warrant shall continue in accordance with its terms (including the vesting of additional Shares in accordance with Article 1) from and after the consummation of such IPO.

2.7                               Treatment of Warrant Upon Termination of Services Agreement. If the Services Agreement terminates for any reason and Holder and the Company, or any of their respective Affiliates, have not entered into an agreement that is similar in nature to the Services Agreement in amendment, substitution or replacement thereof, then:

2.7.1                     this Warrant shall continue in accordance with its terms, except that the number of Vested Shares shall be set at (a) the number of Shares that are Vested Shares at the time of such termination plus (b) if such termination occurs between January 1 and April 1 of any year during the term of this Warrant, the number of Shares that would have become Vested Shares on April 1 of such year, if any, based upon the Accolade Core Revenues achieved in the prior year plus (c) if such termination is by the Company or its applicable Affiliate for convenience (i.e., without cause) or by Holder or its applicable Affiliate as a result of an uncured breach by the Company or its applicable Affiliates (after the expiration of all cure periods and subject to the applicable dispute resolution procedures set forth in the Service Agreement), a Pro Rata Portion (as defined below) of the Shares that would have become Vested Shares on the Vesting Date attributable to the year in which such termination occurs if the applicable Accolade Core Revenues threshold for such year was achieved; and

2.7.2                     except as provided in the foregoing Section 2.7.1, no additional Shares shall vest under the terms of this Warrant thereafter.

For purposes of the foregoing, “Pro Rata Portion” means the product of (i) twenty percent (20%) multiplied by (ii) a fraction, the numerator of which is the number of full months that have elapsed in the year in which such termination occurs (inclusive of the date of such termination) and the denominator of which is 12.

For illustration purposes only, if (x) the Accolade Core Revenues threshold is achieved for 2015 such that 20% of the Shares become Vested Shares on April 1, 2016, (y) the Services Agreement is terminated by the Company or its applicable Affiliate for convenience on March 31, 2017, and (z) it is determined that the Accolade Core Revenues threshold was achieved for 2016, then this Warrant would be exercisable for 65% of the Shares, comprising the 20% of the Shares that were initially Vested Shares plus the 20% of the Shares that became Vested Shares on April 1, 2016 plus the 20% of the Shares that would have become Vested Shares on April 1, 2017 plus 5% of the Shares that would have become Vested Shares on April 1, 2018 (determined by multiplying 20% by a fraction, the numerator of which is the 3 months that elapsed in 2017 and the denominator of which is 12).

ARTICLE 3                              ADJUSTMENTS TO THE SHARES.

3.1                               Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issue Date effect a subdivision of the outstanding Common Stock, the Warrant Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Issue Date combine the outstanding shares of Common Stock, the Warrant Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

3.2                               Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time after the Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Warrant Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Warrant Price then in effect by a fraction:

3.2.1                     the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

3.2.2                     the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Warrant Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

3.3                               Adjustment in Number of Warrant Shares. When any adjustment is required to be made in the Warrant Price pursuant to Section 3.1 or 3.2, the number of Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of Shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Warrant Price in effect immediately prior to such adjustment, by (ii) the Warrant Price in effect immediately after such adjustment.

3.4                               Adjustment for Reorganization. If there shall occur any reorganization, recapitalization, reclassification, consolidation, merger, sale of stock or sale of all or substantially all of the assets of Company in which the Common Stock is converted into or exchanged for securities, cash or other property (including any Acquisition covered by Section 2.6 but excluding any transaction covered by Sections 3.1 or 3.2) (collectively, a “Reorganization”), then, following such Reorganization, Holder shall receive upon exercise hereof, for each Vested Share (including any Shares that become Vested Shares after such Reorganization), the type and amount of securities, cash or other property which was issued or issuable with respect to a share of Common Stock pursuant to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of Holder, to the end that the provisions set forth in this Article 3 (including provisions with respect to changes in and other adjustments of the Warrant Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of this Warrant.

3.5                               Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Article 3, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to Holder certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Warrant Price) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of Holder (but in any event not later than 10 days thereafter), furnish or cause to be furnished to Holder a certificate setting forth (i) the Warrant Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

3.6                               Fractional Shares. No fractional Shares shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise of this Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the Fair Market Value of a full Share.

ARTICLE 4                              NO STOCKHOLDER RIGHTS. This Warrant does not entitle Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof. Upon the exercise or exchange of this Warrant, however, the Company agrees that Holder shall be entitled to all of the rights, subject to all of the obligations, of a “Stockholder” under (a) the Company’s Investor Rights Agreement in effect at the time of such exercise or exchange; (b) the Company’s Registration Rights Agreement in effect at the time of such exercise or exchange; and (c) the Company’s Right of First Refusal and Co-Sale Agreement as in effect at the time of such exercise or exchange (collectively, the “Transfer Agreements”), in each case with respect to the Shares acquired upon such exercise or exchange, and in furtherance thereof, Holder shall, to the extent Holder is not already a party thereto, execute and deliver to the Company a joinder, and the Company hereby agrees to accept Holder’s joinder as a “Stockholder” party, to the Transfer Agreements.

ARTICLE 5                              REPRESENTATIONS, WARRANTIES OF HOLDER. Holder represents and warrants to the Company as follows:

5.1                               Purchase for Own Account. This Warrant and the Shares to be acquired upon exercise of this Warrant by Holder will be acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Securities Act. Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.

5.2                               Disclosure of Information. Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying Shares. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

5.3                               Investment Experience. Holder understands that the acquisition of this Warrant and its underlying Shares involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and the underlying Shares and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and the underlying Shares and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

5.4                               Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

5.5                               The Securities Act. Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rules 144 and 144A promulgated under the Securities Act that permit limited resale of securities purchased in a private placement subject to satisfaction of certain conditions.

5.6                               No Public Market. Holder understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Securities (as defined in Section 6.3(b) below).

ARTICLE 6                              MISCELLANEOUS.

6.1                               Term. Subject to earlier termination as provided herein, this Warrant is exercisable in whole or in part at any time and from time to time on or before the Expiration Date in accordance with the terms and conditions set forth herein.

6.2                               No Impairment. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder against impairment.

6.3                               Restrictions on Transfer of Securities.

6.3.1                     Restrictions on Transferability. The Vested Shares represented by this Warrant and this Warrant to the extent of the Vested Shares shall, subject to (i) compliance with applicable securities laws as further provided for in this Article 6 and (ii) any restrictions set forth in the Transfer Agreements, be freely assignable or transferable by the holder thereof. Any Shares represented by this Warrant that are not then Vested Shares and this Warrant to the extent of such unvested Shares shall not be assigned, sold, transferred or pledged, other than to one or more Affiliates of the holder thereof, without the prior written consent of the Company. As used in this Warrant, “Affiliate” means, with respect to any person or entity, any other person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with such first person or entity, including, without limitation, any partner, officer, director, member or employee thereof and any venture capital fund now or hereafter existing that is controlled by or under common control with one or more general partners thereof or shares the same management company therewith.

6.3.2                     Transfer of Securities. In each event, this Warrant and the Shares issuable upon exercise of this Warrant (collectively, the “Securities”) may only be transferred in compliance with this Article 6, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each holder of any of the Securities will cause any proposed purchaser, assignee, transferee, or pledgee of the Securities held by such holder to agree in writing to take and hold such Securities subject to the provisions and upon the conditions specified in this Warrant as if such purchaser, assignee, transferee or pledgee were Holder hereunder.

6.3.3                     Legends. (i) This Warrant shall be imprinted with legends in substantially the following form:

(a)                                 THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 6 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

(b)                                 FURTHER, UPON THE REQUEST OF THE COMPANY OR THE UNDERWRITERS, THE SECURITIES REPRESENTED BY THIS WARRANT MAY NOT BE SOLD, SHORT SOLD, LOANED, MADE SUBJECT TO AN OPTION TO PURCHASE SUCH SECURITIES OR OTHERWISE DISPOSED OF FOR A PERIOD NOT TO EXCEED 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT FILED BY THE COMPANY FOR ITS INITIAL PUBLIC OFFERING, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY OR THE UNDERWRITERS.

(ii)                                  The Shares issuable upon exercise of this Warrant shall be imprinted with any legends required under the Transfer Agreements and, to the extent not duplicative, legends in substantially the following form:

(a)                                 THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

(b)                                 THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AUTHORIZED TO BE ISSUED BY THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE COMPANY.

(c)                                  FURTHER, UPON THE REQUEST OF THE COMPANY OR THE UNDERWRITERS, THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, SHORT SOLD, LOANED, MADE SUBJECT TO AN OPTION TO PURCHASE SUCH SHARES OR OTHERWISE DISPOSED OF FOR A PERIOD NOT TO EXCEED 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT FILED BY THE COMPANY FOR ITS INITIAL PUBLIC OFFERING, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY OR THE UNDERWRITERS.

6.3.4                     Removal of Legends. The legends referred to in Section 6.3(c)(i) and (c)(ii) hereof stamped on a certificate evidencing the Securities shall be removed, and the Company shall issue a certificate without such legend to the holder of such Securities, if the Securities are registered under the Securities Act or if such holder provides the Company with reasonable assurances, which may, if the Company deems necessary under the then occurring circumstances as the Company shall determine in its good faith business judgment, include an opinion of counsel (which may be counsel for the Company) reasonably satisfactory to the Company, that such security can be sold pursuant to paragraph (k) of Rule 144 (or any successor provision) under the Securities Act. After the expiration of the Lock-Up Period (as defined below), and upon request of the holder of any Shares, the legends referred to in Section 6.3(c)(ii) hereof stamped on a certificate evidencing such Shares and the stock transfer instructions and record notations with respect to such Shares shall be removed.

6.4                               Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require the holder of any such Securities to provide an opinion of counsel if the transfer is to an Affiliate of such holder. Additionally, the Company agrees that it will not require an opinion of counsel if the Company, based on its good faith business judgment in light of all the then occurring circumstances, concurs in such holder’s assessment of compliance of the proposed disposition with the applicable provisions of Rule 144 or Rule 144A, including whether there is no material question as to the availability of current information as referenced in Rule 144(c), such holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of such holder’s notice of proposed sale, with such notice describing the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail.

6.5                               Transfer Procedure. Subject to the provisions of Section 6.3 and 6.4 and upon providing the Company with written notice, Holder may transfer all or any part of this Warrant to any transferee; provided, however, that, in connection with any such transfer, Holder gives the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee by delivering a fully executed Assignment in the form of Appendix 2 hereto, and surrenders this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable).

6.6                               Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effective given: (a) upon personal delivery to the recipient; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, in each case to the respective party’s address as set forth on the signature page hereto or such other address as either party may designate by ten (10) days advance written notice to the other party hereto.

6.7                               Amendment and Waiver. This Warrant and any term hereof may be amended, changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such amendment, change, waiver, discharge or termination is sought. The failure of any party to enforce this Warrant or any term hereof shall in no way be construed as a waiver thereof and shall not affect the right of such party thereafter to enforce this Warrant and each and every term hereof.

6.8                               Lock-Up Agreement. Holder agrees that, in connection with the Company’s initial public offering of its Common Stock, upon request of the Company or the underwriters managing any underwritten offering, it shall not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Securities (other than those included in such offering) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days except as may be required by law) from the effective date of such registration as may be requested by the underwriters (the “Lock-Up Period”), provided that each officer, director and holder of the outstanding capital stock of the Company shall be bound by a similar agreement. In order to enforce the covenants set forth in this Section 6.8, and until the expiration of the Lock-Up Period, the Company may impose stop-transfer instructions with respect to the Securities.

6.9                               Counterparts. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

6.10                        Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

6.11                        Survival. The provisions of Sections 6.3, 6.4 and 6.8 hereof shall survive the exercise of this Warrant and shall remain in effect until such time as Holder or any transferee of the Shares issuable upon exercise of this Warrant no longer holds such Shares.

6.12                        Severability. If any term or provision of this Warrant, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Warrant, or application to other persons or circumstances, shall not be affected thereby, and each term and provision of this Warrant shall be enforced to the fullest extent permitted by law.

6.13                        Notices of Record Date, etc. In the event:

6.13.1              the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

6.13.2              of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another corporation, or any transfer of all or substantially all of the assets of the Company (including any Acquisition covered under Section 2.6), or any IPO of the Company’s Common Stock; or

6.13.3              of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will send or cause to be sent to Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, IPO, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, IPO, dissolution, liquidation or winding-up. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

6.14                        Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant.

6.15                        Entire Agreement. This Warrant, together with the Services Agreement and the Transfer Agreements, constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties with respect to the subject matter hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Warrant as of the date first above stated.

ACCOLADE, INC.

By:	/s/ Thomas K. Spann
Name:	Thomas K. Spann
Title:	Chief Executive Officer

	Address:	660 W. Germantown Pike, Suite 500
Plymouth Meeting, PA 19462
Facsimile: (610) 834-5738
Attention: Chief Executive Officer

COMCAST ALPHA HOLDINGS, INC.

By:	/s/ Kristin M. Kipp
Name:	Kristin M. Kipp
Title:	Vice President

	Address:	1201 N. Market Street
Suite 1000
Wilmington, DE 19801
Facsimile: (302) 658-1600
Attention: President

APPENDIX 1

NOTICE OF EXERCISE

1.                                      Holder elects to purchase                       shares of Common Stock of Accolade, Inc. pursuant to Section 2.1 of the attached Warrant, and tenders payment of the purchase price of the shares in full.

[or]

1.                                      Holder elects to convert the attached Warrant into shares of Common Stock pursuant to Section 2.2 of the Warrant. This conversion is exercised for                                shares of Common Stock covered by the Warrant.

[Strike paragraph that does not apply.]

2.                                      Please issue a certificate or certificates representing the number of shares of Common Stock specified above in the name specified below:

Holders Name

(Address)

3.                                      By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Article 5 and each of its applicable obligations under Article 6 of the Warrant as the date hereof.

HOLDER:

By:
Name:
Title:

Date:

APPENDIX 2

ASSIGNMENT

For value received,                              hereby sells, assigns and transfers unto

Name:
Address:

Tax ID:

that certain Warrant to Purchase Common Stock issued by Accolade, Inc. (the “Company”) on July 6, 2015 (the “Warrant”) , together with all rights, title and interest therein, with respect to [all of the /                        ] shares of Common Stock covered thereby.

[TRANSFEROR]

By:
Name:
Title:

Date:                                , 20

By execution below, and for the benefit of the Company,   makes each of the representations and warranties set forth in Article 5 of the Warrant as of the date hereof, and, in addition, agrees to be bound to the terms of the Warrant as if   were the “Holder” under the Warrant (and agrees to execute any further documentation reasonably necessary to carry out the intent of the foregoing agreement to be bound).

[TRANSFEREE]

By:
Name:
Title: